Exhibit 99.2

DILIGENT QUARTERLY UPDATE | Fourth Quarter 2012

ISSUED 15 January 2013 — DILIGENT BOARD MEMBER SERVICES, INC.

Revenue — Fourth Quarters Compared

$US (000s)	2011		2012		% Change	
	Qtr 4	YTD	**Qtr 4**	**YTD**	Qtrly	YTD
Revenue [1]	6,499	17,967	**13,569**	**43,732**	**109%**	143%

Notes:
1. Represents Revenue from Sales and Installation Fees recorded ratably over the contract period. The unearned portion of Sales and Installation Fees under existing agreements for services to be provided are recorded as Deferred Revenue. Sales are the amount of annual license and subscription fees due from clients under their agreements with Diligent.

REVENUE

Revenue YTD
143% Growth



$US (000s)
$43,732
$17,967
Q4 2011
Q4 2012

Sales — Fourth Quarters Compared

$US (000s)	2011		2012		% Change	
	Qtr 4	YTD	**Qtr 4**	**YTD**	Qtrly	YTD
New Sales – Net [1,2]	6,036	15,851	**6,364**	**26,283**	**5%**	66%
Upgrades/(Downgrades) included in New Sales [3]	922	2,167	**1,791**	**6,790**	**94%**	213%
Cumulative Sales – Period End [4]	n/a	25,733	**n/a**	**52,328**	**n/a**	103%
Foreign Exchange Adjustments [5]	(32)	(142)	**51**	**311**	**n/a**	%

Notes:
1. Formally referred to as Additional Annualized License Fees.
2. Represents the annual license and subscription fees due from clients under their agreements with Diligent which were signed during the period. This also includes net additions/deductions to Sales under previously existing agreements. - refer to note 3.
3. Represents the change during the Quarter in value of Sales under existing agreements from previous quarters. It is included in the New Sales - Net and the Cumulative Sales - Period End results above.
4. Represents the total amount of Sales under the existing agreements at the end of the Quarter. This figure is adjusted for foreign exchange fluctuations.
5. Records the change to existing Sales due to fluctuations in foreign exchange rates. This adjustment is only included in the Cumulative Sales numbers.

SALES GROWTH

Cumulative Sales
103% Growth



$US (000s)
$52,328
$25,733
Q4 2011
Q4 2012

Client Agreements — Fourth Quarters Compared

	2011		2012		% Change	
	Qtr 4	YTD	**Qtr 4**	**YTD**	Qtrly	YTD
New Client Agreements – Net [1,2]	203	570	**193**	**782**	**-5%**	37%
Cumulative Client Agreements – Period End [3]	n/a	1,026	**n/a**	**1,808**	**n/a**	76%

Notes:
1. Formally referred to as Additional License Agreements.
2. Represents new Client Agreements signed during the Quarter net of cancellations. Because the dollar value of agreements fluctuate, we consider the number of new Client Agreements to be a "growth indicator". We place greater importance on Revenue and Sales, which we consider to be key "growth benchmarks".
3. Represents the total number of signed Client Agreements net of cancellations at the end of the Quarter.

CLIENT AGREEMENTS

Cumulative Client Agreements
76% Growth



Licenses
1,808
1,026
Q4 2011
Q4 2012

DILIGENT BOARD MEMBER SERVICES, INC. | QUARTERLY UPDATE | Fourth Quarter 2012 New Sales – Region — Fourth Quarters Compared Total Sales By Region Total New Sales Region 2011 2012 % Change By Region $US (000s) Qtr 4 Qtr 4 Qtr 4 Americas* 4,879 4,138 -15% Sales By Region 4th Quarter 4th Quarter EMEA** 976 1,324 36% at Period End 2011 2012 Asia/PaciPc 181 902 398% * US/Canada/Latin America/Caribbean Q4 Total 6,036 6,364 5% Americas EMEA Asia/Pac ** Europe/Middle East/Africa By Quarter Q4 2012 Revenue – Current and Previous Q4s Non-Q4 Quarters $US (000s) $13,600 $13,569 $13,200 $12,800 $12,400 $12,000 $11,831 $11,600 $11,200 $10,800 $10,400 $10,118 $10,000 $9,600 $9,200 $8,800 $8,400 $8,215 $8,000 $7,600 $7,200 $6,800 $6,499 $6,400 $6,000 $5,600 $5,200 $4,827 $4,800 $4,400 $4,000 $3,665 $3,600 $3,200 $2,976 $2,800 $2,450 $2,400 $2,188 $2,000 $1,915 $1,748 $1,600 $1,544 $1,304 $1,200 $1,156 $997 $798 $841 $800 $700 $592 $515 $400 $000 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 (000s) 2007 2008 2009 2010 2011 2012

DILIGENT BOARD MEMBER SERVICES, INC. | QUARTERLY UPDATE | Fourth Quarter 2012 Cumulative and New Sales – By Quarter Q4 2012 Current and Previous Q4s Non-Q4 Quarters New Sales New Sales $US (000s) $53,000 $52,328 $52,000 $51,000 $50,000 $49,000 $48,000 $47,000 $46,000 $45,913 $45,000 $44,000 $43,000 $42,000 $41,000 $40,000 $39,213 $39,000 $38,000 $37,000 $36,000 $35,000 $34,000 $33,000 $32,388 $32,000 $31,000 $30,000 $29,000 $28,000 $27,000 $26,000 $25,733 $25,000 $24,000 $23,000 $22,000 $21,000 $20,000 $19,729 $19,000 $18,000 $17,000 $16,000 $15,000 $14,869 $14,000 $13,000 $12,000 $11,931 $11,000 $10,024 Q4 $10,000 2012 $9,000 $8,458 $8,000 $7,549 $7,000 $6,888 $6,969 $6,509 $6,441 $6,364 $6,321 $6,000 $6,036 $5,556 $5,000 $4,885 $5,001 $4,367 $4,000 $3,846 $3,382 $3,000 $2,870 $2,936 $2,381 $2,000 $2,060 $1,439 $1,655 $1,559 $1,877 $1,187 $1,000 $749 $690 $864 $490 $512 $567 $528 $465 $656 $591 $252 $405 $321 $61 $217 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 (000s) 2007 2008 2009 2010 2011 2012 Note: Totals reflect New Sales and foreign exchange adjustments to prior periods’ Cumulative Sales.

DILIGENT BOARD MEMBER SERVICES, INC. | QUARTERLY UPDATE | Fourth Quarter 2012

Third Quarter Management Commentary

Performance Review

Diligent Board Member Services, provider of Diligent Boardbooks®, the world's most widely used secure board portal for the iPad and web browser, is pleased to announce the Sales, Revenue and New Client Agreement results for the Fourth Quarter ended December 31, 2012.

New Sales for the Fourth Quarter of 2012 were $US 6.4 million ($NZ 7.6 million), increasing the total New Sales for the Fiscal Year 2012 to $US 26.3 million ($NZ 31.4 million). This represents a record year for New Sales with a 66% increase over the $US 15.9 million of New Sales for the Fiscal Year 2011. Of note, the Asia/Pacific region experienced exceptional growth during the quarter with New Sales increasing 398 % compared to Fourth Quarter 2011. Cumulative Sales materially increased from $US 25.7 million in the Fourth Quarter of 2011 to $US 52.3 million ($NZ 62.5 million) in the Fourth Quarter of 2012, an increase of 103 %. To exceed $US 50 million in Cumulative Sales is a significant milestone for the company and demonstrates Diligent's continued Sales growth momentum.

Diligent produced Revenue of $US 13.6 million ($NZ 16.2 million) for the Fourth Quarter 2012 and totaled $US 43.7 million ($NZ 52.3 million) for the Full Year 2012, an increase of 143 % compared to the prior year. This demonstrates the consistent growth in demand for the Diligent Boardbooks product and the success Diligent has created through the recurring revenue model. In addition, it highlights the importance of client retention as a key driver of this consistent Revenue growth. Diligent's client retention has remained at 97% for the Full Year 2012, which is among the best retention rates for "Software-as-a-Service" companies like Diligent.

During the Fourth Quarter, Diligent signed a total of 193 net new Client Agreements compared to 203 in the same quarter last year. Therefore the total number of net new Client Agreements for the Full Year 2012 increased to 782 compared to 570 for the Full Year 2011. Diligent now services 252 Fortune 1000 companies and 14% of NYSE listed companies, of which 36 were added in the Fourth Quarter 2012.

Diligent's clients now total 1,808 public and private companies, with over 2,571 boards and almost 52,000 users worldwide. These significant new business milestones in the Fourth Quarter and Fiscal Year 2012 emphasize Diligent's position as the world's leading provider of board portals.

Client Upgrades are a valuable source of New Sales as well as an important indicator of customer satisfaction with the Diligent Boardbooks product and service. Client Upgrades totaled $US 1.8 million for the Fourth Quarter of 2012 and $US 6.8 million for the Full Year 2012.

Research and Development and IT are core parts of a "Software-as-a-Service" company and require continuous investment to manage and support Diligent's rapid growth and sales lead momentum. The majority of the people Diligent recruited during the Fourth Quarter of 2012 were in these two areas with four R&D professionals and three IT Services professionals added to the Diligent team. In addition, the company recruited one additional support person and two General and Administrative staff.

Financial Highlights

For further evidence of the company's balance sheet strength, Diligent's cash-flow position increased by $US 7.8 million in the Fourth Quarter of 2012. This improves the company's total cash balances for the Fiscal Year 2012 to $US 33.4 million ($NZ 39.9 million) compared to $US 9 million at the end of the Fiscal Year 2011.

Summary

Diligent reported New Sales of $US 6.4 million in the Fourth Quarter of 2012. This, combined with New Sales for the first three quarters of 2012, resulted in a record year for New Sales which totaled $US 26.3 million ($NZ 31.4 million) for the Full Year 2012. This is more than the combined New Sales for all prior years' since listing, a significant achievement for the company and highlights the continued global sales momentum and demand for the Diligent Boardbooks product. Overall Cumulative Sales hit $US 52.3 million ($NZ 62.5 million) as at 31 December 2012.

During the Fourth Quarter 2012, the rapid growth of the company was recognised by Deloitte as one of the fastest growing technology companies in North America. Diligent Board Member Services ranks 121 on Deloitte's 2012 Technology Fast 500™ list, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. Diligent grew 941 % from 2007 to 2011. In 2011 alone, the company's revenue increased 116 %. Diligent previously ranked 156 as a Technology Fast 500™ award winner for 2011.

In Summary, Diligent experienced record revenue growth in Fiscal Year 2012 and significantly strengthened its balance sheet and cash flow position. The company is well-positioned for growth to continue and we look forward to delivering another year of strong performance and value to our clients and shareholders in 2013.

Note: In addition to historical information, this quarterly update contains "forward-looking statements." The words "forecast," "estimate," "project," "intend," "expect," "should," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are made only as of the date of this quarterly update, and we do not undertake any obligation, other than as required by law and the NZX Listing Rules, to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.